UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 15, 2018

Luna Innovations Incorporated
(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 1st Street SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices, including zip code)
540-769-8400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indícate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Definitive Material Agreement.

On October 15, 2018, Luna Technologies, Inc. (the “Buyer”), a wholly-owned subsidiary of Luna Innovations Incorporated (“Luna”), entered into and closed an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Micron Optics, Inc. (the “Seller”) and Luna, solely as the Buyer guarantor. Pursuant to the Asset Purchase Agreement, the Buyer acquired substantially all of the Seller’s assets, other than cash, as well as specified liabilities, for total cash consideration of $5.0 million, including $4.0 million paid at closing, and $1.0 million placed in escrow until later of October 1, 2019 or the date that specified matters are resolved as agreed by the Buyer and the Seller (altogether, the “Transaction”). The purchase price is subject to positive or negative adjustment based upon the final determination of working capital of the Seller compared to a target working capital amount specified in the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary representations and warranties and indemnities. As a part of the Transaction, the Buyer has agreed to retain the Seller’s Atlanta, Georgia facility and extend employment offers to all active employees of the Seller. In addition, for a period of five years after closing, the Seller has agreed not to compete or engage in any competing business and not to solicit customers, employees or consultants of the Buyer, subject to specified exceptions.

The foregoing summary is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for the purposes of the Asset Purchase Agreement, were made as of specific dates, and were made solely for the benefit of the parties to the Asset Purchase Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Asset Purchase Agreement. The assertions embodied in those representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders of Luna. For the foregoing reasons, none of Luna’s stockholders or any other person should rely on such representations and warranties, or any characterizations thereof, as statements of factual information at the time they were made or otherwise.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On October 16, 2018, Luna issued a press release announcing the Transaction. A copy of this press release is furnished herewith as Exhibit 99.1 to this report.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01         Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.
(b)     Pro Forma Financial Information.

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The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits.

Exhibit	Description
2.1+	Asset Purchase Agreement, by and among Luna Technologies, Inc., Luna Innovations Incorporated and Micron Optics, Inc., dated as of October 15, 2018.
99.1	Press Release, dated October 16, 2018.
+    Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain exhibits and schedules to this agreement have been omitted. Luna hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted exhibits or schedules.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Scott A. Graeff
Scott A. Graeff President and Chief Executive Officer
Date: October 16, 2018

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